                                                                    EXHIBIT 11.1


                 STATEMENT OF COMPUTATION OF NET LOSS PER SHARE

                                                      Year Ended
                                                       June 30,
                                               ----------------------------
                                                  1996              1997
                                               ---------         ----------

Net loss                                       $(369,650)       $(2,676,270)
Preferred stock dividend requirements                  -             (8,604)
                                               ---------        -----------
Net loss applicable to common stockholders     $(369,650)       $(2,684,874)
                                               =========        ===========
Calculation of shares outstanding for
  computing net loss per common and common
  equivalent share:
    Weighted average common shares
      outstanding                                 43,500            909,206
    Adjustments to reflect requirements of
      the Securities and Exchange
      Commission (effect of SAB 83)            1,385,834            520,623
                                               ---------          ---------
    Weighted average common and common
      equivalent shares outstanding            1,429,334          1,429,829
                                               =========          =========

    Net loss per common and common
      equivalent share                             $(.26)            $(1.88)
                                               =========          =========

Calculation of shares outstanding for
  computing supplemental net loss per
  common and common equivalent share:
    Weighted average common shares
      outstanding                                 43,500            909,206
    Effect of assumed conversion of
      preferred shares                         1,618,594          1,618,594
    Adjustments to reflect requirements of
      the Securities and Exchange
      Commission (effect of SAB 83)
                                               1,385,834            520,623
                                               ---------          ---------
    Supplemental weighted average common
      and common equivalent shares
      outstanding                              3,047,928          3,048,423
                                               =========          =========

    Supplemental net loss per common and
      common equivalent share

                                               $    (.12)        $     (.88)
                                               =========         ==========